Exhibit 10.2

ENERGY CONVERSION DEVICES, INC.

          REVISED SEPARATION AGREEMENT AND COMPLETE RELEASE OF LIABILITY

1.

PARTIES:

NANCY BACON (“MS. BACON”), and ENERGY CONVERSION DEVICES, INC., Ovonic Battery Company and United Solar Ovonic, LLC and their subsidiaries, divisions, affiliates and joint ventures (collectively referred to as “ECD”), have mutually agreed to terminate their employment relationship effective Monday, March 31, 2008 and to provide benefits to MS. BACON to assist her in her transition away from ECD.

2.	CONSIDERATION: ECD will provide the following benefits as a result of the separation of MS. BACON from her employment with ECD effective Monday, March 31, 2008.

A.     SEPARATION PAY:

Upon signing of this Agreement, and after the seven (7) day revocation period has expired, MS. BACON shall be eligible for up to Fifty-Two (52) Weeks’ base pay. Severance, including any retroactive payment back to March 31, 2008, will begin to be paid in the first full payroll period following expiration of the seven (7) day revocation period explained below. ECD will deduct from the separation pay payments: (1) all amounts owed to ECD by MS. BACON; (2) all taxes to be withheld according to applicable federal, state and local laws; (3) garnishments; (4) all support orders; (5) all tax liens; and (6) any other court order directing deduction from an employee’s paycheck. There will be no lump sum payment. Since employment is terminated, there will be no additional vacation, sick and/or holiday pay during the severance period. Severance payments shall not be considered wages under the terms of the ECD 401-K Plan.

B.     MEDICAL & DENTAL INSURANCE:

If MS. BACON, at the time of separation, was not a participant in ECD’s group medical or dental plans, MS. BACON will not be eligible for COBRA coverage under these programs upon termination of employment.

If MS. BACON is a participant in ECD’s group medical or dental plans prior to the time of separation, then MS. BACON regular group medical or dental insurance will remain in effect through the termination date. In accordance with federal law (COBRA), MS. BACON may, however, elect to continue to participate in the group medical and dental plans of the

ENERGY CONVERSION DEVICES, INC.

Company generally until eighteen (18) months from the date of termination, or under COBRA rules, until MS. BACON is covered under another group insurance plan, whichever occurs first. A more detailed COBRA notice will be provided to MS. BACON in a separate COBRA notification.

In addition, upon signing this Revised Separation Agreement and upon receipt by ECD of MS. BACON’s COBRA election, ECD will continue to pay ECD’s pre-termination portion of the COBRA premium for medical and dental insurance for the period of severance, unless MS. BACON obtains other medical or dental group insurance under COBRA rules. MS. BACON’s contribution to the COBRA insurance premium will be deducted from the severance payments. In order to receive this benefit, MS. BACON must elect COBRA coverage in a timely manner. ECD will pay for its portion of the COBRA cost after a COBRA election is made by MS. BACON and after seven (7) calendar days have elapsed since the signing of this Agreement. After the period of severance, MS. BACON will be responsible for entire COBRA premium.

C.     TERMINATION OF OTHER EMPLOYEE BENEFITS:

All other benefits, including but not limited to, Company-paid life insurance, supplemental life insurance, dependent life insurance, Company-paid accidental death and dismemberment insurance, short-term and long-term disability plans, vacation accrual, etc., cease on March 31, 2008. The supplemental life insurance benefit may be subject to conversion rights. These policies may be converted to individual policies. Conversion forms will be sent to MS. BACON’s home by the insurance carrier if MS. BACON meets the eligibility requirements.

D.     VACATION ACCRUAL:

All accrued but unused vacation days will be paid in the first payroll following termination of employment in accordance with Company policy. It is estimated that as of the date of termination there are 810 hours in MS. BACON’s vacation bank.

E.     CONSULTING:

MS. BACON will provide consulting and funding services to ECD for business advice and government relations and to support Ovonic Battery Company’s (OBC) activities to finalize the strategic alternatives for COBASYS and to cooperate with ECD and OBC in the CTV arbitration on an “as needed” basis. The Consulting Agreement and Funding Agreement have been separately negotiated between the Parties and this

ENERGY CONVERSION DEVICES, INC.

Agreement is not dependent on reaching an agreement on the Consulting and Funding Agreements. The amount received by MS. BACON under the Consulting and Funding Agreements will not be deducted from the severance pay set forth in this Agreement.

F.     Bonus:

Contingent upon her re-signing this Agreement following the last day of employment, MS. BACON will receive a bonus of $50,000.00, minus normal payroll deductions payable in the first payroll check following the expiration of the 7-day revocation period. This payment is in lieu of any claim for payment under the proposed AIP Plan. Should this Agreement be signed by MS. BACON prior to the date of her employment separation, in order to receive this bonus payment, MS. BACON will be required to re-sign this Agreement releasing all claims between the date of signing this Agreement and her separation date.

G.     OUTPLACEMENT ASSISTANCE:

ECD will provide MS. BACON with outplacement assistance, with the firm and program to be determined by ECD. Outplacement must be elected by MS. BACON no later than May 31, 2008.

3.

RELEASE OF CLAIMS:

In consideration of the terms set forth in this Agreement, MS. BACON agrees to release ECD, including Ovonic Battery Company and United Solar Ovonic, LLC and all of their subsidiaries, divisions, affiliates, joint ventures, shareholders, officers, directors, employees, insurers and agents of ALL* liability in connection with MS. BACON’s employment termination, including, but not limited to, any and all claims under federal or state laws for discrimination or wrongful discharge, including the Age Discrimination in Employment Act, (“ADEA”), the Worker Adjustment and Retraining Notification Act (“WARN”) (even if the WARN Act is triggered following MS. BACON’s termination).

4.

CONFIDENTIAL AND PROPRIETARY INFORMATION:

MS. BACON acknowledges that during the course of her employment, she has been entrusted with certain business, financial, technical, personnel and other proprietary information and materials that are the property of ECD. MS. BACON agrees not to communicate or disclose to any third party or use for her own account, without written consent of ECD, any of the aforementioned information

*	A representative listing of potential laws governing the employment relationship which are being released by the employee is attached as Exhibit “A.” This is not intended to be an exhaustive list, but rather the types of claims and the extent to which they are being released.

ENERGY CONVERSION DEVICES, INC.

or material, except as required by law, unless and until such information or material is necessary for her use in connection with her consultancy agreement with ECD or such information becomes generally available to the public through sources other than MS. BACON. MS. BACON will return to ECD the originals and all copies of any business records of ECD which are or were subject to her custody or control, regardless of the sources from which such records were obtained following the completion of her consultancy arrangement with ECD. MS. BACON will certify that to the best of her knowledge and belief and after diligent search and inquiry, she has done so following the end of the consultancy arrangement with ECD. In addition, all business equipment shall be returned following the end of the consultancy arrangement with ECD unless specifically agreed in writing otherwise by ECD.

5.

NON-DISPARAGEMENT:

MS. BACON will not disparage, discredit or otherwise treat in any detrimental manner, ECD or any of its division, subsidiaries, affiliates, joint ventures, officers, directors and employees. MS. BACON will forfeit any right to receive the benefits described above if MS. BACON engages in deliberate conduct or makes public statements detrimental to the business or reputation of ECD.

6.	REFERENCE REQUESTS: Upon receipt of a reference request directed to the Human Resources Department, ECD will only release dates of employment, job positions held and salary if requested.

7.

NON-SOLICITATION:

MS. BACON agrees that during the period of twelve (12) months from the date of her termination, MS. BACON will not, directly or indirectly, on behalf of herself or any other person or entity, without the prior written approval of ECD, directly or indirectly: (i) induce any person or entity to leave her or her employment with ECD, terminate an independent contractor relationship with ECD or terminate or reduce any contractual relationship with ECD; or (ii) induce or influence any customer, supplier or other person that has a business relationship with ECD or any subsidiary, division, affiliate or joint venture of ECD to discontinue or reduce the extent of such relationship. The Parties agree that the determination of the amount of damages to ECD would be difficult to determine and, therefore, the Parties agree that should MS. BACON violate this Paragraph, MS. BACON will pay as liquidated damages 33% of the solicited MS. BACON’s annualized base pay in a lump sum. This provision for liquidated damages shall not preclude the right of ECD to seek equitable relief through the issuance of an injunction prohibiting employment of the solicited employee or further action by MS. BACON to interfere with the business relationship with any customer or supplier.

ENERGY CONVERSION DEVICES, INC.

8.

NON-COMPETITION:

MS. BACON agrees that for the period of twelve (12) months from the date of the termination of her employment or consultancy, whichever is greater, she will not, directly or indirectly, on her behalf or any other person or entity, without the prior written approval of ECD, own, manage, operate, join, control, be employed by, assist, consult or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to holding the positions of shareholder, director, officer, consultant, independent contractor, employee, partner or investor, with any Competing Enterprise. “Competing Enterprise” means any person, corporation, partnership or other entity engaged in whole or in part in a business which is in competition with ECD and its divisions, subsidiaries, affiliates and joint ventures as of the date that employment with ECD terminates.

The restrictions in this Paragraph shall apply to the following geographic areas: North America including the United States, Canada and Mexico. MS. BACON agrees that the restrictions in this Paragraph are reasonable. MS. BACON also agrees to provide any prospective employer with a copy of the non-competition paragraph of this Agreement. In addition, the Parties agree that ECD shall be entitled to recover, as liquidated damages, all after-tax earnings of MS. BACON derived from violation of this Paragraph. This provision for liquidated damages shall not preclude the right of ECD to seek equitable relief through the issuance of an injunction prohibiting employment of MS. BACON in violation of this Agreement. In addition, the time period specified in this Non-competition paragraph shall be extended for the period of violation.

9.

INDIVIDUAL AGREEMENT:

MS. BACON acknowledges that the consideration she is receiving pursuant to this Agreement is not part of a plan or program and has been individually negotiated between the Parties and that she is not entitled to additional severance pay or benefits beyond the terms of this Agreement.

10.

TIME PERIOD FOR REVIEW OF AGREEMENT:

MS. BACON was provided with a copy of the Separation Agreement on February 9, 2008 and was provided with an opportunity of forty-five (45) calendar days to review the Agreement and she was advised to consult with an attorney of MS. BACON’S choosing at her own expense. MS. BACON agrees that as a result of negotiations for changes to the Agreement in the form of enhanced benefits, she is waiving the restarting of the 45-day review period even if the changes to this Agreement are deemed to be material. No benefits provided by this Agreement will be made until the Agreement is signed and the seven (7) day revocation period has expired.

ENERGY CONVERSION DEVICES, INC.

11.

UNDERSTANDING OF AGREEMENT:

MS. BACON acknowledges that she has read this entire Agreement, that she has had the opportunity to consult with counsel at her own expense, and that she understands all of its terms and knowingly and freely enters into the Agreement. MS. BACON further acknowledges that she has been afforded forty-five (45) calendar days to consider this Agreement from the date of the original receipt of this Agreement, has been advised to seek review of this Agreement by an attorney at MS. BACON’s own expense, and that she has seven (7) calendar days after its execution to revoke the Agreement.

12.

ENTIRE AGREEMENT:

This Revised Separation Agreement and Complete Release of Liability, together with any previously signed confidentiality, non-solicitation, patent and non-compete agreements, constitute the complete and entire Agreements between the Parties relating to the termination of the employment relationship and supersedes any and all previous agreements, representations or understandings regarding termination of benefits. These Agreements may not be changed, modified or terminated unless such changes are made in writing and signed by both Parties. Any previously signed confidentiality, non-solicitation, patent, or non-compete agreement shall remain in effect following termination of the employment relationship and execution of this Agreement.

13.	SEVERABILITY: Should any portion of this Agreement be ruled invalid, it shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect.

14.	GOVERNING LAW: The Parties agree that any disputes regarding this Revised Separation Agreement shall be governed by the laws of the State of Michigan.

15.

ARBITRATION OF DISPUTES:

The Parties agree that any dispute over the terms of this Agreement or its enforcement shall be resolved exclusively by final and binding arbitration pursuant to the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association. The award of the arbitrator may be filed in the appropriate federal or circuit court in the state in which the employee was employed. ECD and MS. BACON retain the right to seek equitable relief pending the outcome of the arbitration proceedings with jurisdiction and venue agreed to by the Parties in Oakland County Circuit Court.

ENERGY CONVERSION DEVICES, INC.

16.

RE-SIGNING AGREEMENT:

If this Revised Separation Agreement is signed by MS. BACON prior to her last day of work on March 31, 2008, MS. BACON will be required to re-sign this Agreement releasing all claims between the date of signing this agreement and her last day of employment as a condition for receipt of the $50,000.00 bonus.

IN WITNESS WHEREOF, we have set our hands the day and year first written below.

Dated: March 13, 2008	/S/	Nancy M. Bacon
NANCY BACON

ENERGY CONVERSION DEVICES, INC.

	/S/	Art Rogers
	By:	Art Rogers
Dated: March 13, 2008	Its:	V.P., Human Resources & Administration

RE-SIGNING OF REVISED SEPARATION AGREEMENT

I signed the Revised Separation Agreement on March __, 2008 and understand that the terms of the Agreement are now final and are not affected by my decision to re-sign the agreement. I am now re-signing this agreement following my employment separation date as a condition for receipt of the $50,000.00 bonus and I understand that I am releasing all claims specified in Paragraph 2 (F), as a condition for the receipt of this additional benefit beteen the date I signed the Agreement and my separation date. I understand that I have seven (7) days to revoke my Re-signing of the Agreement.

Dated: March 31, 2008	/S/ Nancy M. Bacon
NANCY BACON

ENERGY CONVERSION DEVICES, INC.

EXHIBIT “A”

SCOPE OF RELEASE

        This Release of all claims by the employee, as part of this Revised Separation Agreement, is intended and understood by all parties to release all claims by employee, without limitation, relating to the employment relationship. The list set forth below is a representative sample of the types of employment-related claims being released by the employee and is not intended to be a complete list.

         Federal Law: Title VII of the Civil Rights Act of 1964 (race, color, religion, national origin or sex); the 1991 Civil Rights Act; the Age Discrimination in Employment Act of 1967 (age); the Older Workers Benefit Protection Act (“OWBPA”) (age); the Vocational Rehabilitation Act of 1973 (handicap); The Americans with Disabilities Act of 1990 (Handicap); 42 U.S.C. Section 1981, 1986 and 1988 (race); the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act (ERISA) (Pension and employee benefits); the Equal Pay Act of 1963 (prohibits pay differentials based on sex); the Immigration Reform and Control Act of 1986; Executive Order 11246 (race, color, religion, sex or national origin); Executive Order 11141 (age); Vietnam Era Veterans Readjustment Assistance Act of 1974 (Vietnam era veterans and disabled veterans); the Federal Railroad Safety Act (45 U.S.C. Section 421 et. seq.); Section 301 of the Labor Management Relations Act, 29 U.S.C. Section 185 et. seq. (suits for breach of the Collective Bargaining Agreement); the Fair Labor Standards Act (minimum wage and overtime pay); the Labor Management Relations Act (rights protected by the National Labor Relations Board); the Occupational Safety and Health Act (safety matters); the Worker Adjustment and Retraining Notification Act (“WARN”) (notification requirements for employers who are curtailing or closing an operation), the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) (which provides health insurance continuation coverage for eligible employees), the Family and Medical Leave Act of 1993 (“FMLA”), and Federal Common Law.

         Michigan Law: The Elliott-Larsen Civil Rights Act (race, color, religion, national origin, age, sex, marital status, height and weight) and any and all derivative claims; the Michigan Persons With Disabilities Act (handicap); the Michigan Wage Payment Act (MCLA 408.471) (wages and benefits); AIDS Testing and Confidentiality Act; Equal Pay; the Polygraph Protection Act of 1981 (restrictions on the use of polygraphs); Whistleblower Protection; Jury Service; Subpoenaed Victim; Job Reference Immunity; all as amended, and the common law of the State of Michigan; tort; breach of express or implied employment contract; wrongful discharge; workers’ compensation retaliation; tortious interference with contractual relations and loss of consortium, constructive discharge or any other law applicable to the employment relationship.

         NOTICE: Should you have any questions regarding the scope of this Release, it is strongly recommended that you seek the advice of an attorney of your choosing, and at your own expense, before signing this Agreement.